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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-20829, No. 333-20833, No. 333-37642, and No. 333-141935) of MarkWest Hydrocarbon, Inc. of our report dated October 14, 2005, with respect to the consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity and cash flows of MarkWest Hydrocarbon, Inc. for the year ended December 31, 2004, which report appears in the December 31, 2006, annual report on Form 10-K/A of MarkWest Hydrocarbon, Inc.

/s/ KPMG LLP

Denver, Colorado
November 2, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM